                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                PRT GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   [PRT Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1998

To the Stockholders of
PRT Group Inc.:

     The Annual Meeting of Stockholders of PRT Group Inc. ("PRT" or the "Company") will be held at the Hotel Inter-Continental, 111 East 48th Street (between Park & Lexington Avenues) New York, New York 10017 on Monday, May 4, 1998 at 8:30 a.m. local time, for the following purposes:

          1. To elect three directors for a three-year term as described in the accompanying proxy materials;

          2. To ratify the appointment of Ernst & Young LLP as auditors to audit the accounts of the Company for 1998; and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 3, 1998 are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal executive offices of PRT Group Inc., 342 Madison Avenue, 11th Floor, New York, NY 10173, for a period of 10 days prior to the meeting.

     Your attention is directed to the accompanying Proxy Statement and proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By order of the Board of Directors

                                          /s/ Gregory S. Mellinger
                                          -------------------------
                                          Gregory S. Mellinger
                                          Chief Operating Officer
                                          and Secretary

April 6, 1998

                                   [PRT Logo]

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1998

     The enclosed proxy is solicited by the Board of Directors of PRT Group Inc. ("PRT") to be voted at the annual meeting of stockholders to be held on May 4, 1997, or any adjournments thereof (the "Annual Meeting"). A stockholder returning a proxy may revoke it at any time prior to the voting at the Annual Meeting. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a returned and duly executed proxy, the shares represented by the proxy will be voted FOR the election of the three nominees for director proposed by the Board of Directors and set forth herein, FOR the ratification of the appointment of Ernst & Young LLP as the independent public accountants of PRT for 1998, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting. As of March 31, 1998, there were 18,124,463 shares of PRT common stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting, each such share entitled to cast one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. With the exception of the election of directors which requires a plurality of the votes cast, the affirmative vote of a majority of the votes cast at the meeting is required for each item set forth in the Notice of Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     The cost of soliciting proxies will be borne by PRT. In addition to solicitation by mail, employees of PRT, without extra remuneration, may solicit proxies in person or by telephone. ChaseMellon Shareholder Services, L.L.C. has been retained by PRT to assist in the solicitation of proxies for a fee of $3,500 plus reimbursement of expenses. PRT may also reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     This Proxy Statement and the enclosed form of proxy are being mailed on or about April 6, 1998 to stockholders entitled to notice of, and to vote at, the Annual Meeting. The mailing address of PRT's principal executive offices is 342 Madison Avenue, 11th Floor, New York, New York 10173.

                             ELECTION OF DIRECTORS

     PRT's Certificate of Incorporation provides for three classes of directors to be as nearly equal in number as possible, with each class serving a three year term and with one class being elected each year. Currently, the Board of Directors is comprised of nine members. The three Class I directors whose terms expire at the 1998 Annual Meeting are Douglas K. Mellinger, Jack L. Rivkin and Isaac Shapiro. The Board of Directors has nominated Messrs. Mellinger, Rivkin and Shapiro for re-election as Class I directors. The terms of these directors, if elected, will expire at the Annual Meeting of Stockholders in 2001, or at such times as their successors are elected and qualified. Other directors will continue in office until the expiration of the terms of their classes at the 1999 or 2000 Annual Meeting of Stockholders, as the case may be.

     In the event that any of the nominees for director should become unavailable for nomination or election, the persons designated as proxies will have full discretion to cast votes for another person designated by the

Board of Directors, unless the Board of Directors reduces the number of directors. If properly executed and timely returned, the accompanying proxy will be voted FOR the election of the three nominees set forth below.

     Certain information as of March 31, 1998 with respect to the nominees for directors and as to each current director in the classes continuing in office is shown below.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2001

Douglas K. Mellinger, 33.

     Douglas K. Mellinger has been Chairman and Chief Executive Officer of PRT since 1989 and was President of PRT from September 1997 to February, 1998. Mr. Mellinger founded PRT Corp. of America, PRT's predecessor company, in August of 1989. Prior to starting PRT, Mr. Mellinger was the National and International Director of the Association of Collegiate Entrepreneurs. Mr. Mellinger is currently the International President of the Young Entrepreneurs' Organization and serves on the International Board of the Young Presidents' Organization. Mr. Mellinger graduated from Syracuse University in 1988 with a B.S. in Entrepreneurial Science.

Jack L. Rivkin, 57.

     Jack L. Rivkin has been a Director of PRT since November 1996 and has been a Senior Vice President of the Investment Group of Travelers Group Inc. ("Travelers"), since October 1995. He is also a director and member of the Investment Committee of Greenwich Street Capital Partners Inc., an affiliate of Travelers which manages private investment funds engaged in merchant banking-type activities. He was Vice Chairman and Director of Global Research at Smith Barney from March 1993 to October 1995. Prior to joining Travelers in 1993, Mr. Rivkin was Director of the Equities Division and Director of Research of Lehman Brothers from 1987 to 1992. From 1984 to 1987, Mr. Rivkin was President of PaineWebber Capital, Inc., the merchant banking arm of PaineWebber Group, and Chairman of Mitchell Hutchins Asset Management. He is a director of a number of private venture companies in which Travelers has an investment. He is also a director of HumaScan Inc., a medical device company. Mr. Rivkin graduated with distinction from the Harvard University Graduate School of Business Administration in 1968 with an M.B.A. and the Colorado School of Mines in 1962 with a degree in Metallurgical Engineering.

Isaac Shapiro, 66.

     Isaac Shapiro has been a Director of PRT since July 1991 and is a member of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Shapiro has been with Skadden, Arps since April 1986. Mr. Shapiro is also a director of The Bank of Tokyo--Mitsubishi Trust Company. Mr. Shapiro graduated from Columbia University School of Law in 1956 with an LL.B. and Columbia College in 1954 with an A.B.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE TERM EXPIRING IN 1999

Gregory S. Mellinger, 31.

     Gregory S. Mellinger has been Chief Operating Officer of PRT since August 1992, responsible for shared services and M&A activities, and has been a Director of PRT since 1995. Prior to working with PRT, Mr. Mellinger was a Combat Arms Officer in the United States Army. Mr. Mellinger graduated from the United States Military Academy at West Point in 1989 with a B.A. in History.

Esther Dyson, 46.

     Esther Dyson has been a Director of PRT since September 1997. Ms. Dyson has been President and owner of EDventure Holdings Inc., a company focused on worldwide information technology, since 1983.

Ms. Dyson is the publisher of Release 1.0, a technology industry publication, and is the author of the book "Release 2.0: A Design for Living in the Digital Age." Ms. Dyson is a director of several publicly held IT companies in the United States and Europe, including Thinking Tools, Inc. Ms. Dyson graduated from Harvard University in 1972 with an A.B. in Economics.

Michael Enthoven, 46.

     Michael Enthoven has been a Director of PRT since July 1997. Since May 1997, he has served as the Chairman of J.P. Morgan's Plan Sponsor Group and as J.P. Morgan's Head of Global Technology and Operations from November 1992 to May 1997 and as Chairman of J.P. Morgan's Operating Risk Committee from July 1995 to May 1997. From June 1991 to November 1992, he served as the co-head of J.P. Morgan's Global Markets Group. Mr. Enthoven graduated from Leyden University in The Netherlands in 1974 with a degree in Law.

TERM EXPIRING IN 2000

Robert. P. Forlenza, 41.

     Robert P. Forlenza has been a Director of PRT since November 1996. Since 1995, Mr. Forlenza has also served as Vice President of Tudor Investment Corporation and Managing Director of the Tudor Private Equity Group. Prior to joining Tudor, Mr. Forlenza was a Vice President at Carlisle Capital Corporation from 1989 to 1994. Mr. Forlenza graduated from Harvard University Graduate School of Business Administration in 1982 with an M.B.A. and from Washington and Lee University in 1978 with a B.S. in Business Administration and Accounting.

Craig D. Goldman, 53.

     Craig D. Goldman has been a Director of PRT since October 1996. He is also President and Chief Executive Officer of Cyber Consulting Services Corporation ("Cyber"). Before starting Cyber, Mr. Goldman worked from 1985 to 1996 at Chase Manhattan Bank, N.A. where he was named Chief Information Officer in 1991. Mr. Goldman also held senior technology and operations positions supporting Chase's corporate finance, institutional leasing, real estate and securities businesses. From 1983 to 1985, Mr. Goldman was Senior Vice President of Data Systems and Communications at the American Plan Insurance holding company. Mr. Goldman is a member of the technology advisory boards of Lotus Development Corp., Compaq Computer Corporation and Intel Corporation.

Irwin J. Sitkin, 67.

     Irwin J. Sitkin has been a Director of PRT since July 1990 and served as Vice President of Corporate Administration of Aetna Life and Casualty from 1954 to 1989 when he retired. Since retiring, Mr. Sitkin has acted as a consultant to, among others, Memorex Telex Corporation, AMDAHL Corporation, Digital Equipment Corporation, Unitech Systems, Inc. and Northern Telecom Inc. Mr. Sitkin graduated from Cornell University in 1952 with a B.S. in Economics.

     Pursuant to certain agreements by and among The Mellinger Group LLC, J.P. Morgan Ventures Corporation ("J.P. Morgan"), The Travelers Insurance Company ("Travelers"), Tudor Investment Corporation ("Tudor"), Capital Research and Management Company, The Prudential Insurance Company of America, Rho Management Co., Inc., Craig D. Goldman, Jacqueline W. Shapiro, Robert Marchetti and Stephen Michaelson (collectively, the "Shareholders"), each of the Shareholders have agreed to vote their shares in favor of the director nominees of each of J.P. Morgan, Travelers and Tudor until such Shareholders have sold certain percentages of their shares of Common Stock.

     Except for Douglas K. Mellinger and Gregory S. Mellinger, who are brothers, there are no family relationships among any of the directors and executive officers of the Company.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock and Common Stock equivalents as of March 9, 1997 by each director and nominee for director, the executive officers named in the Summary Compensation table below, and by all directors and executive officers as a group. Except as set forth below, each of the individuals listed below has sole voting and investment power over such shares and is the owner of less than one percent of the outstanding shares of Common Stock. The business address of each director and executive officer is: c/o PRT Group Inc., 342 Madison Avenue, New York, NY 10173.

Director and Executive Officer Common Stock Ownership

                                                                 SHARES
                    NAME AND ADDRESS OF                       BENEFICIALLY     PERCENT
                      BENEFICIAL OWNER                          OWNED(1)     OF CLASS(1)
                    -------------------                       ------------   -----------
The Mellinger Group LLC (2).................................   6,099,417        32.5
Douglas K. Mellinger (3)(4).................................      17,667           *
Gregory S. Mellinger (3)(5).................................      14,333           *
Srinivasan Viswanathan (6)..................................     117,713           *
Richard Koppel (7)..........................................      75,000           *
David Winter (8)............................................     113,500           *
Esther Dyson (9)............................................      10,000           *
Michael Enthoven (10)(16)...................................          --
Robert P. Forlenza (16).....................................          --
Craig D. Goldman(11)........................................      44,470           *
Jack L. Rivkin (16).........................................          --
Isaac Shapiro (12)(13)......................................     243,500         1.3
Irwin J. Sitkin (14)(15)....................................     226,100         1.3
Directors and executive officers of PRT as a group (twelve
  persons)..................................................   6,957,768        37.1

---------------
  * less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

 (2) The Mellinger Group LLC is wholly owned by Douglas K. Mellinger, Chairman and Chief Executive Officer of the Company, Gregory S. Mellinger, Chief Operating Officer of the Company, and Paul Mellinger, brother of Douglas and Gregory Mellinger.

 (3) Does not include shares of The Mellinger Group LLC over which Messrs. Mellinger have voting and investment power.

 (4) Includes 11,417 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (5) Includes 8,083 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (6) Includes 28,333 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (7) Includes 75,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (8) Includes 9,250 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (9) Includes 10,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(10) Mr. Enthoven disclaims beneficial ownership of 16,333 shares of Common Stock held by The Enthoven Foundation, over which Mr. Enthoven exercises no voting or investment power.

(11) Includes 14,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(12) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(13) Includes 15,230 shares held by Mr. Shapiro's wife; Mr. Shapiro disclaims beneficial ownership of such shares.

(14) Includes 4,500 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(15) Includes 44,500 shares beneficially owned by members of Mr. Sitkin's immediate family; Mr. Sitkin disclaims beneficial ownership of such shares.

(16) Directors Forlenza, Enthoven and Rivkin have waived their right to receive option grants.

                  MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held seven meetings in 1997. Attendance at such meetings averaged approximately 85%. All directors attended at least 80% of the meetings of the Board of Directors and Board committees of which they are members. The following sets forth the committees of the Board of Directors.

     Audit Committee. The Audit Committee is responsible for reviewing with PRT's management the financial controls and accounting, audit and reporting activities of the company. The Audit Committee reviews the qualifications of the PRT's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The members of the Audit Committee are Robert P. Forlenza, Gregory S. Mellinger and Isaac Shapiro. Mr. Forlenza and Mr. Shapiro are independent directors

     During 1997, the Audit Committee met one time.

     Compensation Committee. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for the officers and key employees of the Company. The Compensation Committee also administers the Company's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), a copy of which has been filed with the SEC. As of the date hereof, there were 4,302,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The members of the Compensation Committee are Craig
D. Goldman, Jack L. Rivkin and Irwin J. Sitkin, all of whom are independent directors.

     During 1997, the Compensation Committee met two times.

                             DIRECTOR COMPENSATION

     Directors are not entitled to fees for serving on the Board of Directors or committees thereof. All directors, however, are reimbursed for travel expenses incurred in connection with attending board and committee meetings. In addition, under the terms of the Stock Option Plan, directors who are not executive officers of the Company are automatically granted annually options to purchase up to 3,000 shares of Common Stock. Directors Robert Forlenza, Michael Enthoven and Jack Rivkin have waived their right to such option grants. Director Esther Dyson received a special one-time grant of options to purchase up to 10,000 shares of Common Stock upon joining the board in October 1997.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), which is comprised entirely of nonemployee directors, is responsible for the establishment and administration of the compensation programs for PRT's executive officers, including the Chief Executive Officer. The Committee met two times in 1997 to address items related to the compensation and benefits of PRT's executive officers.

     The Committee has adopted a compensation philosophy based on the premise that executives should receive competitive compensation determined by reference to both PRT's performance and the individual's contribution to that performance. Compensation plans and programs are intended by the Committee to motivate and reward executives for longterm strategic management and the enhancement of stockholder value, support a performance-oriented environment that rewards achievement of internal business goals, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of PRT.

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain "performance-based" compensation may be excluded from such $1 million limitation. While none of the Chief Executive Officer or the four other most highly compensated officers of the Company earned in excess of $1 million in fiscal year 1997, the Committee intends to structure future annual cash bonus awards and stock option grants under the Stock Option Plan in a manner designed to make such awards "performance-based" compensation to the extent practicable.

                                        COMPENSATION AND BENEFITS COMMITTEE

                                        Craig D. Goldman
                                        Jack L. Rivkin
                                        Irwin J. Sitkin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Craig D. Goldman, Jack L. Rivkin and Irwin J. Sitkin, none of whom are employees or current or former officers of PRT.

PERFORMANCE GRAPH

     Performance Comparison: The following graph and table compare the cumulative total shareholders return on the Company's Common Stock from November 20, 1997, the date of the initial public offering of the Common Stock, through December 31, 1997 with (a) the Russell 2000 Index (which does not include the Company), and (b) a peer group index* selected by the Company which includes six publicly traded companies in the Company's industry data. The information included in the table was supplied by the Nasdaq Stock Market. The graph and table assume an investment of $100 in the Common Stock and each index on November 20, 1997 and the reinvestment of all dividends.

     THE FOLLOWING GRAPH IS PRESENTED IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THIS GRAPH IN NO WAY REFLECTS PRT's FORECAST OF FUTURE FINANCIAL PERFORMANCE.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE INITIAL PUBLIC OFFERING

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING NOVEMBER 20, 1997

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)          PRT GROUP INC.     RUSSELL 2000 INDEX   PEER GROUP INDEX
20-NOV-97                                  100                  100                  100
31-DEC-97                                87.50               100.30               118.34

---------------
* The peer group index reflects the stock performance of the following companies: Complete Business Solutions, Inc., Computer Horizons Corp., Information Management Resources, Inc., Intelligroup, Inc., Mastech Corp., and Whittman-Hart, Inc.

     Notwithstanding anything to the contrary set forth in any of PRT's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the foregoing

Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information with respect to the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of PRT for services rendered during 1996 and 1997.

                                               ANNUAL COMPENSATION
                                      -------------------------------------   NUMBER OF
                                                                  OTHER       SECURITIES
                                                                  ANNUAL      UNDERLYING    ALL OTHER
                                                               COMPENSATION    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)        ($)           (#)          ($)(2)
---------------------------    ----   ----------   ---------   ------------   ----------   ------------
Douglas K. Mellinger.........  1997      192,000          --      26,766(1)      2,000        1,520
  Chief Executive Officer      1996      168,000      10,000       7,785(1)     20,000        1,520
Gregory S. Mellinger.........  1997      156,000          --      13,923(1)      2,000        1,520
  Chief Operating Officer      1996      129,000      10,000       5,795(1)     20,000        1,520
Srinivasan Viswanathan.......  1997      129,000          --      45,300(3)     15,000           --
  President, PRT               1996      129,000      10,000      34,800(3)     20,000           --
Richard Koppel(4)............  1997      250,892          --      15,984(5)    150,000           --
  EVP Global Accounts          1996           --          --          --            --           --
David Winter.................  1997      114,855          --       4,929(1)      6,000          413
  SVP Marketing                1996       82,950       3,000          --        15,500           --

---------------
(1) The amount includes the personal use of an automobile provided by PRT.

(2) Represents employer matching contributions to the 401(k) Savings Retirement Plan.

(3) The amount shown in this column includes the value of the use of a furnished home and the personal use of an automobile, each provided by PRT.

(4) Mr. Koppel has terminated his employment with the Company effective on June 18, 1998.

(5) The amount shown in this column includes the personal use of an automobile and contributions made to personal life insurance policies, each provided by PRT.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                  % OF TOTAL                              VALUE AT ASSUMED ANNUAL
                                   NUMBER OF       OPTIONS                                 RATES OF STOCK PRICE
                                  SECURITIES      GRANTED TO   EXERCISE OR                APPLICATION FOR OPTION
                                  UNDERLYING      EMPLOYEES       BASE                             TERM
                                OPTIONS/GRANTED   IN FISCAL       PRICE      EXPIRATION   -----------------------
NAME                                  (#)            YEAR        ($/SH)         DATE        5%($)        10%($)
----                            ---------------   ----------   -----------   ----------   ----------   ----------
Douglas K. Mellinger..........        2,000(1)        0.2         12.00         2007         15,093       38,250
Gregory S. Mellinger..........        2,000(1)        0.2         12.00         2007         15,093       38,250
Srinivasan Viswanathan........       15,000(2)        1.3         12.00         2007        113,201      286,874
Richard Koppel................      150,000(3)       12.9         12.00         2007      1,132,010    2,868,736
David Winter..................        6,000(2)        0.5         12.00         2007         45,280      114,749

---------------
(1) The options vest in cumulative installments at the rate of 50% immediately and 50% as of the first anniversary of the date of grant.

(2) The options vest in cumulative installments at the rate of 100% immediately.

(3) The options vest in cumulative installments at the rate of 50% as of the first anniversary of the date of grant and 50% as of the second anniversary of the date of grant; Mr. Koppel will terminate his employment with the Company effective on June 18, 1998 and the options which would have vested on the second anniversary of the date of grant will not vest.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the Named Executive Officers and year-end values of unexercised options.

                           NUMBER OF                           NUMBER OF SHARES              VALUE OF UNEXERCISED
                            SHARES         VALUE        UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON   REALIZED(1)         AT FISCAL YEAR END(#)            FISCAL YEAR-END($)(1)
NAME                      EXERCISE(#)       ($)           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                      -----------   -----------   ----------------------------------   -------------------------
Douglas K. Mellinger....     6,250        43,750                 1,417/ 14,333                    2,396/92,248
Gregory S. Mellinger....     6,250        43,750                 1,417/ 14,333                    2,396/92,248
Srinivasan
  Viswanathan...........         0             0                21,667/ 13,333                   46,649/93,291
Richard Koppel..........         0             0                     0/150,000                             0/0
David Winter............         0             0                 9,250/ 12,250                   22,734/82,583

---------------
(1) Based on the difference between the exercise price of the options and the fair-market value of the Common Stock on December 31, 1997 ($11 3/8).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     PRT has entered into employment agreements with each of Douglas K. Mellinger and Gregory S. Mellinger, and PRT Barbados has entered into an employment agreement with Srinivasan Viswanathan (each employment agreement is referred to as an "Employment Agreement," and all three employment agreements are collectively referred to as the "Employment Agreements." Messrs. Douglas K. Mellinger, Gregory S. Mellinger and Viswanathan are referred to individually as an "Executive" and collectively as the "Executives"). The Employment Agreements are each for a four-year term commencing on October 1, 1996 for Messrs. Douglas Mellinger and Gregory Mellinger, and April 1, 1996 for Mr. Viswanathan, and are automatically renewed for successive one-year periods unless advance notice of termination is given by either party.

     Under their respective Employment Agreements, Mr. Douglas K. Mellinger will serve as Chief Executive Officer, earning a base salary of $192,000; Mr. Gregory
S. Mellinger will serve as Chief Operating Officer, earning a base salary of $156,000; and Mr. Viswanathan will serve as President of PRT and PRT Barbados, earning a base salary of $129,000 (Mr. Viswanathan's Employment Agreement provides for a salary of $100,000 on an after-tax basis), in each case with future raises and other compensation to be determined by the Board of Director's Compensation Committee.

     Under the terms of the Employment Agreements, the Executives will participate in a performance-based incentive compensation program developed by the Board of Directors Compensation Committee, with performance goals based on, among other factors, the financial growth of PRT, and on a basis no less favorable than the program provides for other executives. The Executives will also be eligible to receive stock options pursuant to compensation programs, and will be entitled to the use of an automobile and reimbursement for business expenses. The Employment Agreements also provide for the Executives' participation in the Company's employee benefit plans and arrangements that are generally offered to other employees.

     In addition, pursuant to Mr. Viswanathan's Employment Agreement, PRT Barbados will make available to him a furnished home, will pay certain costs relating to the maintenance and upkeep of his home, and will provide him with a food allowance. If an Executive's employment is terminated, other than for Cause (as defined in the Employment Agreements) within 42 months of the effective date of the Employment Agreements, the Executive will be entitled to receive continuation of base salary for the shorter of two years and the remainder of the term. If such termination occurs at any time after the 42nd month of the term, the Executive will be entitled to receive continuation of base salary for the shorter of six months and the remainder of the term. In either event, all benefits that are tied to vesting will vest upon termination of employment without Cause. If the Executive's employment is terminated by reason of disability during the term, he will continue to receive base salary for one year.

CERTAIN TRANSACTIONS

     During the year ended December 31, 1997, the Company (i) paid license fees of approximately $48,000 in the aggregate to BJ equities, a partnership wholly-owned by Jerome and Barbara Mellinger, parents of Douglas and Gregory Mellinger, for the use by PRT of a database of software engineer names and resumes, (ii) paid finders fees of approximately $297,000 to Forum Computing Services, a corporation owned 57% by Jerome Mellinger and 43% by Allan Stern, holder of approximately 4% of PRT's Common Stock (including shares held by the Stern family), for new business referred to PRT, (iii) employed Barbara Mellinger as a financial advisor to the Company; the aggregate amount paid by the Company for such services was approximately $75,000, including benefits; and
(iv) paid an aggregate of approximately $205,000 to Erickson Travel, Inc., a corporation wholly owned by Vereena and Robert Erickson, father- and mother-in-law of Gregory Mellinger, for travel related services (including airfare, hotel accommodations and auto rentals) provided to the Company.

     Mr. Isaac Shapiro is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"). PRT retained Skadden, Arps to provide various legal services to the Company during 1997; the amount paid to Skadden, Arps for such services did not exceed 5% of Skadden, Arps gross revenues for fiscal year 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     PRT's directors and executive officers are required under the Exchange Act to file with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market reports of ownership and changes in ownership in their holdings of Common Stock. Copies of these reports must also be furnished to PRT. Based on an examination of these reports and on written representations provided to PRT, all such reports have been timely filed.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as PRT's independent public accountants for the year ending December 31, 1998. Although not required to do so, the Board of Directors is submitting the appointment of that firm for ratification at the Annual Meeting. Ernst & Young LLP has been PRT's auditors since July, 1997. If the appointment is not approved, the Board of Directors will reconsider its appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be available to respond to questions and will have the opportunity to make a statement, should he or she so desire.

     The Company engaged Ernst & Young LLP as its independent auditor in July 1997 to replace KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditor to avoid a potential lack of independence resulting from a KPMG employee's ownership interest in PRT and family relation with certain PRT stockholders. During the period between the date KPMG was engaged and the date on which KPMG resigned, there was no: (i) disagreement between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or (ii) adverse opinions or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles in connection with its report on the Company's financial statements.

     In March 1995, the Company, with the approval of its Board of Directors, hired KPMG to replace Shulman, Cohen, Furst, Kramer & Rosen, P.C. ("Shulman, Cohen") as its independent auditors. During the period between January 1, 1993 and the date on which Shulman, Cohen was replaced, there was no: (i) disagreement between the Company and Shulman, Cohen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or (ii) adverse opinions or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles in connection with its report on the Company's financial statements.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
                    INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by PRT for inclusion in its Proxy Statement and form of proxy relating to that meeting is January 6, 1999. Proposals may be mailed to PRT Group Inc., Secretary, 342 Madison Avenue, 11th Floor, New York, New York 10173.

     PRT's By-laws provide for certain procedures which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Generally, these procedures provide that stockholders desiring to make nominations for directors and/or bring a proper subject of business before the meeting must do so by a written notice timely received (not less than 60 days nor more than 90 days before the prior to the anniversary date of the immediately preceding annual meeting of stockholders) by the Secretary of PRT including the name and address of the stockholder and of any other stockholders known by such stockholder to be in favor of the proposal. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s), and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including the written consent of each nominee). Notice of an item of business shall include a description of the proposed business and the reason for conducting the proposed business at the annual meeting. Any stockholder proposal or nomination determined by the presiding officer of the annual meeting to not have been made in accordance with the foregoing requirements shall not be acted upon at the meeting. Copies of PRT's Bylaws are available from the Secretary of PRT.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. However, if any other matter calling for a vote of stockholders is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

     A COPY OF PRT's ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO PRT GROUP INC., 342 MADISON AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10173, ATTENTION: GREEGORY S. MELLINGER, CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ELECTRONICALLY ON PRT's INTERNET WEB SITE AT HTTP://WWW.PRT.COM.
                                          By order of the Board of Directors,

                                          /s/ Gregory S. Mellinger
                                          ------------------------
                                          Gregory S. Mellinger
                                          Chief Operating Officer
                                          and Secretary

April 6, 1998

[PRT Logo]

Douglas K. Mellinger
Chairman of the Board and
Chief Executive Officer

                                                                   April 6, 1998

Dear PRT Stockholder:

     On behalf of your Board of directors and your management, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of PRT Group Inc. The meeting will be held on Monday, May 4, 1998, at 8:30 a.m. local time, at the Hotel Inter-Continental, 111 East 48th Street (between Park & Lexington Avenues), New York, New York 10017.

     Enclosed are the Notice of Meeting and Proxy Statement relating to the annual meeting, along with the 1997 Annual Report to Stockholders on Form 10K. Information regarding the matters to be voted upon at the meeting is set forth in the Notice of Meeting and Proxy Statement.

     Your vote is important to us. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the enclosed envelope. Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                        /s/ Douglas Mellinger
                                        ---------------------
                                        Douglas K. Mellinger

VOTE MUST
BE INDICATED
(X) IN BLACK   /X/
OR BLUE INK.

1.   ELECTION OF DIRECTORS                           FOR  WITHHELD EXCEPTIONS*
     The Board of Directors recommends a vote "FOR"  / /    / /        / /
     the nominees listed below:
     Nominees:  Douglas K. Mellinger, Jack L. Rivkin and Isaac Shapiro

     *Exceptions:
                  ------------------------------------------------------------
     TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES MARK THE "FOR" BOX ON ITEM
     1. TO WITHHOLD YOUR VOTES FOR ALL NOMINEES, MARK THE "WITHHELD" BOX. IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE "EXCEPTIONS" BOX AND ENTER THE NAME(S) OF THE EXCEPTION(S) IN THE SPACE PROVIDED. SUCH A MARK WILL BE DEEMED A VOTE "FOR" A NOMINEE OTHER THAN THOSE LISTED AS EXCEPTIONS.

2.   Ratification of the appointment of accountants.  FOR    AGAINST   ABSTAIN
     The Board of Directors recommends a vote "FOR"   / /      / /       / /
     the ratification of accountants.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     Check here if you:  plan to attend the Annual Meeting               / /

                         want to stop receiving more than one Annual
                         Report at this address                          / /

                         have a change of address on this card
                         (indicate address change below)                 / /




                         SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                                                   Date
            --------------------------------------------------      ----------
 Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.
------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --